NEWS RELEASE
FOR IMMEDIATE RELEASE
April 26, 2023

Entergy reports first quarter earnings
Company affirms guidance and outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2023 earnings per share of $1.47 on an as-reported basis and $1.14 on an adjusted basis (non-GAAP).
“We had a productive start to the year with strong execution on important operational and regulatory fronts,” said Drew Marsh, Entergy chairman and chief executive officer. “We have positioned ourselves well to deliver on our stakeholder commitments for 2023, and we are poised to capture both near- and long-term robust growth opportunities.”

Business highlights included the following:
•E-LA completed a $15 million project in Southwest Louisiana, upgrading transmission infrastructure to meet Entergy’s new resilience standards.
•E-TX and Monarch Energy signed a memorandum of understanding for E-TX to supply long-term renewable power to Monarch’s 500-megawatt green hydrogen electrolyzer project.
•E-TX broke ground on the Orange County Advanced Power Station.
•E-LA filed a request with the LPSC to approve projects totaling approximately 225 megawatts of new solar capacity.
•E-LA filed a proposal with the LPSC to add 3 gigawatts of renewable resources, in addition to the nearly 2.5 gigawatts already sought; the filing also seeks to streamline the regulatory review and certification process for these additions.
•E-MS filed its annual formula rate plan.
•E-MS celebrated 100 years of serving customers and communities.
•JUST Capital and CNBC named Entergy to the JUST 100 ranking.
•Business Facilities magazine named Entergy a top U.S. utility for the company’s commitment to economic development.
•The Women's Business Enterprise National Council named Entergy to its list of America's Top Corporations for Women's Business Enterprises.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 12 14 15 16 18 20

Entergy reports first quarter earnings
April 26, 2023

Consolidated earnings (GAAP and non-GAAP Measures)
First quarter 2023 vs. 2022 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First quarter
	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings	311	276	35
Less adjustments	69	7	61
Adjusted earnings (non-GAAP)	242	269	(27)
Estimated weather impact	(47)	16	(63)

(After-tax, per share in $)
As-reported earnings	1.47	1.36	0.11
Less adjustments	0.32	0.04	0.29
Adjusted earnings (non-GAAP)	1.14	1.32	(0.18)
Estimated weather impact	(0.22)	0.08	(0.30)

Calculations may differ due to rounding

Consolidated results
For first quarter 2023, the company reported earnings of $311 million, or $1.47 per share, on an as-reported basis, and earnings of $242 million, or $1.14 per share, on an adjusted basis. This compared to first quarter 2022 earnings of $276 million, or $1.36 per share, on an as-reported basis, and earnings of $269 million, or $1.32 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly variances by business is provided in Appendix B.
Business segment results
Utility
For first quarter 2023, the Utility business reported earnings attributable to Entergy Corporation of $397 million, or $1.87 per share, on an as-reported basis and $329 million, or $1.55 per share, on an adjusted basis. This compared to first quarter 2022 earnings of $340 million, or $1.67 per share, on an as-reported and an adjusted basis. There were several drivers for the quarter’s results.

The company recorded the following as a result of receiving securitization proceeds at E-LA for the storm cost recovery in March 2023 (considered adjustments and excluded from adjusted earnings):
•a reduction in income tax expense as a result of securitization,
•the portion of carrying costs on storm expenditures not previously recorded,
•a reduction in other income to account for LURC’s 1% beneficial interest in the trust established as a part of the securitization, and
•amounts reserved to share the benefits from securitization with customers.

Other drivers included:
•the effect of regulatory actions across the operating companies;
•lower retail sales volume due to the impacts of weather;
•higher operating expenses, including depreciation expense and taxes other than income taxes; and
•higher interest expense.

Higher dividends on intercompany preferred investments (offset at Parent & Other and largely earnings neutral for consolidated results) was also a driver for the quarter.

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Entergy reports first quarter earnings
April 26, 2023

On a per share basis, first quarter 2023 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For first quarter 2023, Parent & Other reported a loss attributable to Entergy Corporation of
$(86 million), or (41) cents per share, on an as-reported and an adjusted basis. This compared to a first quarter 2022 loss of $(64 million), or (31) cents per share, on an as-reported basis and $(71 million), or (35) cents per share, on an adjusted basis.

In 2022 the wind down of Entergy Wholesale Commodities was completed, and that business is no longer a reportable segment. Any remaining financial activity from EWC is now included in Parent & Other results. For comparability, EWC first quarter 2022 results are also included in Parent & Other ($0.04 in as-reported earnings per share). The shut down and sale of Palisades was the primary driver for the 2022 EWC variance.

Higher dividends on intercompany preferred investments (offset at Utility and largely earnings neutral for consolidated results) was also a driver for the quarter.

On a per share basis, first quarter 2023 results reflected higher diluted average number of common shares outstanding.

Earnings per share guidance
Entergy affirmed its 2023 adjusted EPS guidance range of $6.55 to $6.85. See webcast presentation for additional details.
The company has provided 2023 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 26, 2023, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 3, 2023, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

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Entergy reports first quarter earnings
April 26, 2023

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” In 2022, that included the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Beginning in 2023, as a result of the successful exit from the merchant nuclear business, Entergy Wholesale Commodities is no longer a reportable segment and any remaining financial activity from that business will no longer be adjusted in its entirety from Entergy’s results (individual items could be considered for adjustment if they meet the necessary criteria). Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; and FFO to debt, excluding securitization debt, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as reported basis. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s

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Entergy reports first quarter earnings
April 26, 2023

performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2023 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) impacts from terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (i) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.
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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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First quarter 2023 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures First quarter 2023 vs. 2022 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	First quarter
	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	397	340	57
Parent & Other
2022 EWC	-	7	(7)
All other	(86)	(71)	(15)
Total Parent & Other	(86)	(64)	(22)
Consolidated	311	276	35

Less adjustments
Utility	69	-	69
Parent & Other
2022 EWC	-	7	(7)
All other	-	-	-
Total Parent & Other	-	7	(7)
Consolidated	69	7	61

Adjusted earnings (loss) (non-GAAP)
Utility	329	340	(12)
Parent & Other
2022 EWC	-	-	-
All other	(86)	(71)	(15)
Total Parent & Other	(86)	(71)	(15)
Consolidated	242	269	(27)
Estimated weather impact	(47)	16	(63)

Diluted average number of common shares outstanding (in millions)	212	204	8

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.87	1.67	0.20
Parent & Other
2022 EWC	-	0.04	(0.04)
All other	(0.41)	(0.35)	(0.06)
Total Parent & Other	(0.41)	(0.31)	(0.09)
Consolidated	1.47	1.36	0.11

Less adjustments
Utility	0.32	-	0.32
Parent & Other
2022 EWC	-	0.04	(0.04)
All other	-	-	-
Total Parent & Other	-	0.04	(0.04)
Consolidated	0.32	0.04	0.29

Adjusted earnings (loss) (non-GAAP)
Utility	1.55	1.67	(0.12)
Parent & Other
2022 EWC	-	-	-
All other	(0.41)	(0.35)	(0.06)
Total Parent & Other	(0.41)	(0.35)	(0.06)
Consolidated	1.14	1.32	(0.18)
Estimated weather impact	(0.22)	0.08	(0.30)

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
First quarter 2023 vs. 2022
	First quarter
	2023	2022	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
E-LA true-up for carrying costs on storm expenditures	31	-	31
E-LA contribution to the LURC related to securitization	(15)	-	(15)
E-LA customer-sharing of securitization benefit	(103)	-	(103)
Income tax effect on Utility adjustments above	27	-	27
E-LA tax benefit resulting from securitization	129	-	129
Total Utility	69	-	69

Parent & Other
2022 EWC Earnings	-	7	(7)
Total Parent & Other	-	7	(7)

Total adjustments	69	7	61

(After-tax, per share in $) (b)
Utility
E-LA true-up for carrying costs on storm expenditures	0.14	-	0.14
E-LA contribution to the LURC related to securitization	(0.07)	-	(0.07)
E-LA customer-sharing of securitization benefit	(0.36)	-	(0.36)
E-LA tax benefit resulting from securitization	0.61	-	0.61
Total Utility	0.32	-	0.32

Parent & Other
2022 EWC Earnings	-	0.04	(0.04)
Total Parent & Other	-	0.04	(0.04)

Total adjustments	0.32	0.04	0.29

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
First quarter 2023 vs. 2022
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	First quarter
	2023	2022	Change
Utility
Operating revenues	31	-	31
Other regulatory charges (credits)–net	(103)	-	(103)
Other income (deductions)–other	(15)	-	(15)
Income taxes	156	-	156
Total Utility	69	-	69

Parent & Other
2022 EWC
Operating revenues	-	150	(150)
Fuel and fuel-related expenses	-	(26)	26
Purchased power	-	(14)	14
Nuclear refueling outage expense	-	(11)	11
Other O&M	-	(41)	41
Asset write-offs and impairments	-	(1)	1
Decommissioning expense	-	(14)	14
Taxes other than income taxes	-	(10)	10
Depreciation/amortization exp.	-	(9)	9
Other income (deductions)–other	-	(13)	13
Interest exp. and other charges	-	(1)	1
Income taxes	-	(3)	3
Preferred dividend requirements	-	(1)	1
Total 2022 EWC	-	7	(7)
Total Parent & Other	-	7	(7)

Total adjustments	69	7	61

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
First quarter 2023 vs. 2022
($ in millions)
	First quarter
	2023	2022	Change
Utility	978	495	483
Parent & Other
2022 EWC	-	78	(78)
All other	(18)	(35)	17
Total Parent & Other	(18)	43	(61)
Consolidated	960	538	422

Calculations may differ due to rounding

OCF increased for the quarter due to primarily to:
•higher receipts from Utility customers,
•lower non-capital storm restoration spending, and
•lower pension contributions.

The increase was partially offset by:
•the wind down of EWC, including the receipt of DOE proceeds in 2022; and
•higher Utility interest payments.

B: Earnings variance analysis
Appendix B provides details of current quarter 2023 versus 2022 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
First quarter 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	1.67	1.67		0.04	(0.35)	(0.35)		1.36	1.32
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)–net	(0.16)	0.06	(g)	(0.43)	0.01	0.01		(0.58)	0.07
Nuclear refueling outage expense	(0.02)	(0.02)		0.04	-	-		0.02	(0.02)
Other O&M	0.03	0.03		0.16	(0.01)	(0.01)		0.18	0.02
Decommissioning expense	(0.01)	(0.01)		0.05	-	-		0.05	(0.01)
Taxes other than income taxes	(0.05)	(0.05)	(h)	0.04	-	-		(0.02)	(0.05)
Depreciation/amortization exp.	(0.08)	(0.08)	(i)	0.03	(0.01)	(0.01)		(0.05)	(0.09)
Other income (deductions)–other	0.05	0.12	(j)	0.05	(0.06)	(0.06)	(k)	0.04	0.07
Interest exp. and other charges	(0.07)	(0.07)	(l)	0.01	(0.03)	(0.03)		(0.09)	(0.09)
Income taxes–other	0.59	(0.04)	(m)	-	0.01	0.01		0.61	(0.03)
Share effect	(0.08)	(0.06)	(n)	-	0.02	0.02		(0.06)	(0.05)
2023 earnings (loss)	1.87	1.55		-	(0.41)	(0.41)		1.47	1.14

h
Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges (credits) and Utility income taxes-other exclude the following for the return of unprotected excess ADIT to customers (net effect is neutral to earnings) ($ in millions):

	1Q23	1Q22
Utility operating revenue / regulatory charges (credits)	(3)	(17)
Utility income taxes-other	3	17
(d)Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	1Q23	1Q22
Utility regulatory charges (credits)	3	1
Utility preferred dividend requirements and noncontrolling interest	(3)	(1)

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2023 vs. 2022 ($ EPS)
1Q
Electric volume / weather	(0.27)
Retail electric price	0.30
1Q22 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	(0.05)
1Q23 provision for customer sharing of securitization benefits	(0.36)
1Q23 E-LA true-up of carrying charges on storm costs	0.14
Reg. provisions for decommissioning items	0.01
Other, including Grand Gulf recovery	0.07
Total	(0.16)
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes–other represents income tax differences other than the tax effect of individual line items. Share effect captures the change in diluted average number of common shares outstanding.
(f)In 2022 the wind down of EWC was completed and that business is no longer a reportable segment. Any remaining financial activity from EWC is now included in Parent & Other "All other." EWC 2022 results are isolated as those earnings were largely attributable to assets that were shut down and sold. Lower revenue, lower operating expenses, and the variance in other income are primarily due to the shut down and sale of Palisades in 2022.
(g)The first quarter variances reflected items resulting from securitization approvals. First quarter 2022 results included regulatory provisions totaling $13 million ($10 million after tax) for the true-up of E-LA and E-TX cost of debt from 2020 storms. In the first quarter 2023, E-LA recorded a regulatory provision for $103 million ($76 million after tax) for sharing the benefits of E-LA’s securitization with customers and $31 million ($31 million after tax) for the true-up of carrying charges on storm costs (both were considered an adjustment and excluded from adjusted earnings). Regulatory actions that affected the variance included E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, E-NO’s FRP, and E-TX’s TCRF. Mild weather in 2023 was also a driver. The variance also included higher Grand Gulf recovery.
(h)The first quarter earnings decrease from higher Utility taxes other than income taxes was due to higher ad valorem and franchise taxes, partially offset by lower employment taxes.
(i)The first quarter earnings decrease from higher Utility depreciation/amortization expense was due primarily to higher plant in service and updated depreciation rates for Grand Gulf, which became effective March 1, 2022.
(j)The first quarter earnings increase from higher Utility other income (deductions)–other included higher intercompany dividend income related to the new intercompany investment in preferred stock resulting from E-LA’s 2022 securitization compared to the previous affiliate preferred investment that was liquidated (largely offset in P&O). An increase in allowance for equity funds used during construction due to higher construction work in progress in 2023 also contributed. The increase was partially offset by a $15 million charge that was recorded to account for LURC’s 1% beneficial interest in the trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings) and an increase in non-service pension costs.
(k)The first quarter earnings decrease from lower Parent & Other other income (deductions)–other was due to changes in interest related to the new intercompany investment in preferred stock resulting from E-LA’s 2022 securitization compared to the previous affiliate preferred investment that was liquidated (largely offset in Utility). This was partially offset by income recorded on legacy EWC pension plans and intercompany interest income.
(l)The first quarter earnings decrease from higher Utility interest expense and other charges was due primarily to higher debt balances.
(m)The first quarter variance in Utility income taxes was due largely to a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (this item was considered an adjustment and excluded from adjusted earnings).
(n)The first quarter earnings per share impacts from share effect were due to settlement of equity forward sales in November 2022 under the company’s ATM program.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
First quarter 2023 vs. 2022
	First quarter
	2023	2022	% Change	% Weather adjusted (o)
GWh sold
Residential	7,276	8,454	(13.9)	0.8
Commercial	6,248	6,271	(0.4)	(0.5)
Governmental	577	584	(1.2)	(1.6)
Industrial	12,740	12,496	2.0	2.0
Total retail sales	26,841	27,805	(3.5)	1.0
Wholesale	4,502	3,641	23.6
Total sales	31,343	31,446	(0.3)

Number of electric retail customers
Residential	2,565,292	2,548,138	0.7
Commercial	367,738	368,951	(0.3)
Governmental	18,094	18,173	(0.4)
Industrial	44,784	46,477	(3.6)
Total retail customers	2,995,908	2,981,739	0.5

Other O&M and refueling outage expense per MWh	$20.96	$21.00	(0.2)

Calculations may differ due to rounding
(o)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis, retail sales increased 1.0 percent. Residential sales were 0.8 percent higher and commercial sales decreased 0.5 percent – reflected changes in customer counts. Industrial sales increased 2.0 percent due to continued growth from new and expansion customers (largely primary metals, petrochemicals, and industrial gases industries) and higher sales to small industrial customers. The increase was partially offset by lower sales to cogen customers.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
First quarter 2023 vs. 2022 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2023	2022	Change
GAAP measure
As-reported ROE	9.2%	9.3%	(0.1)%

Non-GAAP financial measure
Adjusted ROE	10.4%	10.4%	-

As of March 31 ($ in millions, except where noted)	2023	2022	Change
GAAP measures
Cash and cash equivalents	1,971	702	1,269
Available revolver capacity	4,191	4,129	62
Commercial paper	866	1,343	(477)
Total debt	27,658	28,630	(972)
Securitization debt	293	55	238
Debt to capital	67.4%	70.5%	(3.1)%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	-	5	(5)

Storm escrows	406	33	373

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	67.2%	70.4%	(3.2)%
Net debt to net capital, excluding securitization debt	65.5%	69.9%	(4.4)%
Gross liquidity	6,161	4,830	1,331
Net liquidity	5,295	3,487	1,808
Net liquidity, including storm escrows	5,702	3,521	2,181
Parent debt to total debt, excluding securitization debt	18.4%	21.5%	(3.1)%
FFO to debt, excluding securitization debt	11.4%	9.3%	2.2%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In 2022, the results of the EWC segment were considered an adjustment in light of the company’s exit from the merchant nuclear power business.
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	HLBV	Hypothetical liquidation at book value
AFUDC	Allowance for funds used during construction	IIRR-G	Infrastructure investment recovery rider – gas
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	LNG	Liquified natural gas
AGA	American Gas Association	LPSC	Louisiana Public Service Commission
ALJ	Administrative law judge	LTM	Last twelve months
AMI	Advanced metering infrastructure	LURC	Louisiana Utility Restoration Corporation
APSC	Arkansas Public Service Commission	MISO	Midcontinent Independent System Operator, Inc.
ATM	At the market equity issuance program	MMBtu	Million British thermal units
bbl	Barrels	Moody’s	Moody’s Investor Service
Bcf/D	Billion cubic feet per day	MOU	Memorandum of understanding
bps	Basis points	MPSC	Mississippi Public Service Commission
CAGR	Compound annual growth rate	MTEP	MISO Transmission Expansion Plan
CCGT	Combined cycle gas turbine	NBP	National Balancing Point
CCNO	Council of the City of New Orleans	NDT	Nuclear decommissioning trust
CFO	Cash from operations	NYSE	New York Stock Exchange
COD	Commercial operation date	OCAPS	Orange County Advanced Power Station
DCRF	Distribution cost recovery factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DTA	Deferred tax asset	OPEB	Other post-employment benefits
E-AR	Entergy Arkansas, LLC	Other O&M	Other non-fuel operation and maintenance expense
E-LA	Entergy Louisiana, LLC	P&O	Parent & Other
E-MS	Entergy Mississippi, LLC	PMR	Performance Management Rider
E-NO	Entergy New Orleans, LLC	PPA	Power purchase agreement or purchased power agreement
E-TX	Entergy Texas, Inc.	PUCT	Public Utility Commission of Texas
EEI	Edison Electric Institute	RFP	Request for proposals
EPS	Earnings per share	ROE	Return on equity
ESG	Environmental, social, and governance	RSP	Rate Stabilization Plan (E-LA Gas)
ETR	Entergy Corporation	S&P	Standard & Poor’s
EWC	Entergy Wholesale Commodities	SEC	U.S. Securities and Exchange Commission
FERC	Federal Energy Regulatory Commission	SERI	System Energy Resources, Inc.
FFO	Funds from operations	TCRF	Transmission cost recovery factor
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	TRAM	Tax reform adjustment mechanism
FRP	Formula rate plan	UPSA	Unit Power Sales Agreement
GAAP	U.S. generally accepted accounting principles	WACC	Weighted-average cost of capital
GCRR	Generation Cost Recovery Rider
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		First quarter
		2023	2022
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,138	1,060
Adjustments	(B)	(155)	(127)

Adjusted earnings (non-GAAP)	(A-B)	1,293	1,187

Average common equity (average of beginning and ending balances)	(C)	12,384	11,364

As-reported ROE	(A/C)	9.2%	9.3%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.4%	10.4%
Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		First quarter
		2023	2022
Total debt	(A)	27,658	28,630
Less securitization debt	(B)	293	55
Total debt, excluding securitization debt	(C)	27,365	28,575
Less cash and cash equivalents	(D)	1,971	702
Net debt, excluding securitization debt	(E)	25,395	27,874

Commercial paper	(F)	866	1,343

Total capitalization	(G)	41,044	40,626
Less securitization debt	(B)	293	55
Total capitalization, excluding securitization debt	(H)	40,751	40,571
Less cash and cash equivalents	(D)	1,971	702
Net capital, excluding securitization debt	(I)	38,781	39,870

Debt to capital	(A/G)	67.4%	70.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	67.2%	70.4%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	65.5%	69.9%

Available revolver capacity	(J)	4,191	4,129

Storm escrows	(K)	406	33

Gross liquidity (non-GAAP)	(D+J)	6,161	4,830
Net liquidity (non-GAAP)	(D+J-F)	5,295	3,487
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	5,702	3,521

Entergy Corporation notes:
Due July 2022		-	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,700
Revolver draw	(M)	150	150
Unamortized debt issuance costs and discounts	(N)	(41)	(47)
Total parent debt	(F+L+M+N)	5,024	6,145
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	18.4%	21.5%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt
($ in millions except where noted)		First quarter
		2023	2022
Total debt	(A)	27,658	28,630
Less securitization debt	(B)	293	55
Total debt, excluding securitization debt	(C)	27,365	28,575

Net cash flow provided by operating activities, LTM	(D)	3,007	2,888

AFUDC – borrowed funds, LTM	(E)	(31)	(29)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(8)	91
Fuel inventory		(37)	6
Accounts payable		(159)	162
Taxes accrued		17	130
Interest accrued		2	26
Deferred fuel costs		108	(172)
Other working capital accounts		(130)	(105)
Securitization regulatory charges, LTM		55	71
Total	(F)	(152)	209

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,127	2,650

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	11.4%	9.3%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$47,672	$15,052	$62,724
Temporary cash investments	1,834,650	73,138	1,907,788
Total cash and cash equivalents	1,882,322	88,190	1,970,512
Accounts receivable:
Customer	629,700	—	629,700
Allowance for doubtful accounts	(23,338)	—	(23,338)
Associated companies	5,142	(5,142)	—
Other	170,415	27,139	197,554
Accrued unbilled revenues	436,741	—	436,741
Total accounts receivable	1,218,660	21,997	1,240,657
Deferred fuel costs	282,429	—	282,429
Fuel inventory - at average cost	169,457	7,659	177,116
Materials and supplies - at average cost	1,229,361	4,126	1,233,487
Deferred nuclear refueling outage costs	155,688	—	155,688
Prepayments and other	261,244	(54,891)	206,353
TOTAL	5,199,161	67,081	5,266,242

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,587,262	(4,587,262)	—
Decommissioning trust funds	4,349,892	—	4,349,892
Non-utility property - at cost (less accumulated depreciation)	392,023	8,556	400,579
Storm reserve escrow account	406,150	—	406,150
Other	38,332	63,166	101,498
TOTAL	9,773,659	(4,515,540)	5,258,119

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,037,894	211,484	64,249,378
Natural gas	697,771	—	697,771
Construction work in progress	2,156,244	1,097	2,157,341
Nuclear fuel	587,956	—	587,956
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,479,865	212,581	67,692,446
Less - accumulated depreciation and amortization	25,418,760	151,600	25,570,360
PROPERTY, PLANT, AND EQUIPMENT - NET	42,061,105	60,981	42,122,086

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,493,703	—	5,493,703
Deferred fuel costs	241,085	—	241,085
Goodwill	374,099	3,073	377,172
Accumulated deferred income taxes	79,590	2,939	82,529
Other	221,132	141,208	362,340
TOTAL	6,409,609	147,220	6,556,829

TOTAL ASSETS	$63,443,534	$(4,240,258)	$59,203,276

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,120,046	$139,000	$2,259,046
Notes payable and commercial paper:
Other	—	865,616	865,616
Account payable:
Associated companies	10,615	(10,615)	—
Other	1,375,901	10,048	1,385,949
Customer deposits	429,211	—	429,211
Taxes accrued	314,031	43,343	357,374
Interest accrued	203,138	22,753	225,891
Deferred fuel costs	14,626	—	14,626
Pension and other postretirement liabilities	74,546	13,042	87,588
Other	193,266	6,762	200,028
TOTAL	4,735,380	1,089,949	5,825,329

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,887,365	(1,148,988)	4,738,377
Accumulated deferred investment tax credits	209,128	—	209,128
Regulatory liability for income taxes - net	1,234,992	—	1,234,992
Other regulatory liabilities	2,588,056	—	2,588,056
Decommissioning and retirement cost liabilities	4,324,480	626	4,325,106
Accumulated provisions	530,940	286	531,226
Pension and other postretirement liabilities	1,017,175	149,549	1,166,724
Long-term debt	20,305,729	4,158,534	24,464,263
Other	1,129,651	(395,914)	733,737
TOTAL	37,227,516	2,764,093	39,991,609

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2023	2,458,748	(2,455,951)	2,797
Paid-in capital	5,145,676	2,472,101	7,617,777
Retained earnings	13,644,197	(3,057,415)	10,586,782
Accumulated other comprehensive loss	44,412	(234,139)	(189,727)
Less - treasury stock, at cost (68,207,883 shares in 2023)	120,000	4,839,395	4,959,395
TOTAL COMMON SHAREHOLDERS' EQUITY	21,173,033	(8,114,799)	13,058,234
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	112,444	(3,750)	108,694
TOTAL	21,285,477	(8,118,549)	13,166,928

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$63,443,534	$(4,240,258)	$59,203,276

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$101,049	$1,758	$12,483	$115,290
Temporary cash investments	47,186	912	60,776	108,874
Total cash and cash equivalents	148,235	2,670	73,259	224,164
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	788,552	—	—	788,552
Allowance for doubtful accounts	(30,856)	—	—	(30,856)
Associated companies	7,991	(9,407)	1,416	—
Other	223,752	4	17,946	241,702
Accrued unbilled revenues	495,859	—	—	495,859
Total accounts receivable	1,485,298	(9,403)	19,362	1,495,257
Deferred fuel costs	710,401	—	—	710,401
Fuel inventory - at average cost	141,174	—	6,458	147,632
Materials and supplies - at average cost	1,179,344	—	3,964	1,183,308
Deferred nuclear refueling outage costs	143,653	—	—	143,653
Prepayments and other	190,942	(8,673)	8,342	190,611
TOTAL	3,999,047	(90,406)	186,385	4,095,026

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,176,229	(3,176,315)	86	—
Decommissioning trust funds	4,121,864	—	—	4,121,864
Non-utility property - at cost (less accumulated depreciation)	357,763	(16)	8,658	366,405
Storm reserve escrow account	401,955	—	—	401,955
Other	42,154	51,497	8,608	102,259
TOTAL	8,099,965	(3,124,834)	17,352	4,992,483

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,435,141	5,313	206,457	64,646,911
Natural gas	691,970	—	—	691,970
Construction work in progress	1,843,160	352	659	1,844,171
Nuclear fuel	582,119	—	—	582,119
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,552,390	5,665	207,116	67,765,171
Less - accumulated depreciation and amortization	25,137,429	200	150,418	25,288,047
PROPERTY, PLANT, AND EQUIPMENT - NET	42,414,961	5,465	56,698	42,477,124

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,036,397	—	—	6,036,397
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,315	358	2,427	84,100
Other	152,374	10,903	128,527	291,804
TOTAL	6,885,270	11,261	134,027	7,030,558

TOTAL ASSETS	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,170,037	$—	$139,000	$2,309,037
Notes payable and commercial paper:
Other	—	827,621	—	827,621
Account payable:
Associated companies	42,681	(39,329)	(3,352)	—
Other	1,769,731	83	7,776	1,777,590
Customer deposits	424,723	—	—	424,723
Taxes accrued	407,244	2,887	13,960	424,091
Interest accrued	181,960	12,927	377	195,264
Pension and other postretirement liabilities	89,348	—	15,497	104,845
Sale-leaseback/depreciation regulatory liability	103,497	—	—	103,497
Other	195,983	1,915	4,881	202,779
TOTAL	5,385,204	806,104	178,139	6,369,447

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,923,987	(638,476)	(466,674)	4,818,837
Accumulated deferred investment tax credits	211,220	—	—	211,220
Regulatory liability for income taxes - net	1,258,276	—	—	1,258,276
Other regulatory liabilities	2,324,590	—	—	2,324,590
Decommissioning and retirement cost liabilities	4,270,916	—	615	4,271,531
Accumulated provisions	530,910	—	291	531,201
Pension and other postretirement liabilities	1,047,018	—	166,537	1,213,555
Long-term debt	19,466,346	4,157,166	—	23,623,512
Other	1,104,215	(459,639)	44,144	688,720
TOTAL	36,137,478	3,059,051	(255,087)	38,941,442

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2022	2,458,748	(2,657,052)	201,101	2,797
Paid-in capital	3,694,509	(1,619,515)	5,557,901	7,632,895
Retained earnings	13,504,961	2,075,642	(5,078,562)	10,502,041
Accumulated other comprehensive loss	41,525	—	(233,279)	(191,754)
Less - treasury stock, at cost (68,477,429 shares in 2022)	120,000	4,858,994	—	4,978,994
TOTAL COMMON SHAREHOLDERS' EQUITY	19,579,743	(7,059,919)	447,161	12,966,985
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	101,657	(3,750)	—	97,907
TOTAL	19,681,400	(7,063,669)	447,161	13,064,892

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,883,411		$—	$2,883,411
Natural gas	64,581		—	64,581
Other	—		33,067	33,067
Total	2,947,992		33,067	2,981,059

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	888,450		9,934	898,384
Purchased power	218,968		19,320	238,288
Nuclear refueling outage expenses	37,233		—	37,233
Other operation and maintenance	619,793		11,733	631,526
Decommissioning	50,481		12	50,493
Taxes other than income taxes	184,412		1,025	185,437
Depreciation and amortization	452,375		1,541	453,916
Other regulatory charges (credits) - net	23,673		—	23,673
Total	2,475,385	—	43,565	2,518,950

OPERATING INCOME	472,607		(10,498)	462,109

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,146		—	23,146
Interest and investment income	99,767		(51,508)	48,259
Miscellaneous - net	(61,244)		6,792	(54,452)
Total	61,669		(44,716)	16,953

INTEREST EXPENSE
Interest expense	211,826		43,503	255,329
Allowance for borrowed funds used during construction	(9,591)		—	(9,591)
Total	202,235		43,503	245,738

INCOME BEFORE INCOME TAXES	332,041		(98,717)	233,324

Income taxes	(66,126)		(12,849)	(78,975)

CONSOLIDATED NET INCOME	398,167		(85,868)	312,299

Preferred dividend requirements of subsidiaries and noncontrolling interests	865		499	1,364

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$397,302		$(86,367)	$310,935

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.88		($0.41)	$1.47
DILUTED	$1.87		($0.41)	$1.47

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,350,705
DILUTED				212,146,507
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,655,795	$(19)	$—	$2,655,776
Natural gas	72,361	—	—	72,361
Other	—	11	149,777	149,788
Total	2,728,156	(8)	149,777	2,877,925

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	640,770	(9)	26,177	666,938
Purchased power	255,944	9	13,673	269,626
Nuclear refueling outage expenses	31,944	—	11,058	43,002
Other operation and maintenance	628,516	9,075	41,221	678,812
Asset write-offs, impairments, and related charges	—	—	744	744
Decommissioning	48,064	—	13,984	62,048
Taxes other than income taxes	170,280	363	9,505	180,148
Depreciation and amortization	430,223	204	8,545	438,972
Other regulatory charges (credits) - net	(28,425)	—	—	(28,425)
Total	2,177,316	9,642	124,907	2,311,865

OPERATING INCOME	550,840	(9,650)	24,870	566,060

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,871	—	—	15,871
Interest and investment income (loss)	27,707	(32,722)	(16,903)	(21,918)
Miscellaneous - net	7,328	(3,775)	4,050	7,603
Total	50,906	(36,497)	(12,853)	1,556

INTEREST EXPENSE
Interest expense	189,327	36,991	1,304	227,622
Allowance for borrowed funds used during construction	(6,096)	—	—	(6,096)
Total	183,231	36,991	1,304	221,526

INCOME BEFORE INCOME TAXES	418,515	(83,138)	10,713	346,090

Income taxes	75,359	(11,716)	2,854	66,497

CONSOLIDATED NET INCOME	343,156	(71,422)	7,859	279,593

Preferred dividend requirements of subsidiaries and noncontrolling interest	2,694	(48)	547	3,193

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$340,462	$(71,374)	$7,312	$276,400

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.67	($0.35)	$0.04	$1.36
DILUTED	$1.67	($0.35)	$0.04	$1.36

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				202,943,628
DILUTED				203,888,483
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$13,414,500	$(20)	$13,414,480
Natural gas	226,140	—	226,140
Other	—	226,751	226,751
Total	13,640,640	226,731	13,867,371

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,882,074	82,223	3,964,297
Purchased power	1,441,145	89,061	1,530,206
Nuclear refueling outage expenses	142,907	7,356	150,263
Other operation and maintenance	2,891,036	100,137	2,991,173
Asset write-offs, impairments, and related charges (credits)	—	(164,208)	(164,208)
Decommissioning	198,248	14,273	212,521
Taxes other than income taxes	730,692	8,135	738,827
Depreciation and amortization	1,767,974	7,993	1,775,967
Other regulatory charges (credits) - net	721,501	—	721,501
Total	11,775,577	144,970	11,920,547

OPERATING INCOME	1,865,063	81,761	1,946,824

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	80,107	—	80,107
Interest and investment income (loss)	218,028	(223,432)	(5,404)
Miscellaneous - net	(116,176)	(23,508)	(139,684)
Total	181,959	(246,940)	(64,981)

INTEREST EXPENSE
Interest expense	800,497	167,270	967,767
Allowance for borrowed funds used during construction	(31,318)	—	(31,318)
Total	769,179	167,270	936,449

INCOME BEFORE INCOME TAXES	1,277,843	(332,449)	945,394

Income taxes	(175,748)	(8,702)	(184,450)

CONSOLIDATED NET INCOME	1,453,591	(323,747)	1,129,844

Preferred dividend requirements of subsidiaries and noncontrolling interests	(9,854)	1,997	(7,857)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,463,445	$(325,744)	$1,137,701

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.03	($1.56)	$5.46
DILUTED	$6.99	($1.56)	$5.44

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			208,195,584
DILUTED			209,264,634
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,991,416	$(60)	$—	$10,991,356
Natural gas	184,798	—	—	184,798
Other	—	107	599,723	599,830
Total	11,176,214	47	599,723	11,775,984

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,536,381	(18)	87,505	2,623,868
Purchased power	1,092,816	18	68,733	1,161,567
Nuclear refueling outage expenses	127,055	—	44,844	171,899
Other operation and maintenance	2,683,232	28,609	228,807	2,940,648
Asset write-offs, impairments and related charges	—	—	261,096	261,096
Decommissioning	188,639	—	81,178	269,817
Taxes other than income taxes	662,948	526	20,262	683,736
Depreciation and amortization	1,666,273	2,256	40,209	1,708,738
Other regulatory charges (credits) - net	50,925	—	—	50,925
Total	9,008,269	31,391	832,634	9,872,294

OPERATING INCOME	2,167,945	(31,344)	(232,911)	1,903,690

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	71,767	—	—	71,767
Interest and investment income	342,411	(130,938)	53,760	265,233
Miscellaneous - net	(123,802)	(9,864)	420	(133,246)
Total	290,376	(140,802)	54,180	203,754

INTEREST EXPENSE
Interest expense	736,547	138,593	10,308	885,448
Allowance for borrowed funds used during construction	(29,101)	—	—	(29,101)
Total	707,446	138,593	10,308	856,347

INCOME BEFORE INCOME TAXES	1,750,875	(310,739)	(189,039)	1,251,097

Income taxes	279,832	(49,817)	(38,086)	191,929

CONSOLIDATED NET INCOME	1,471,043	(260,922)	(150,953)	1,059,168

Preferred dividend requirements of subsidiaries and noncontrolling interest	(3,272)	(75)	2,188	(1,159)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,474,315	$(260,847)	$(153,141)	$1,060,327

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.32	($1.30)	($0.76)	$5.26
DILUTED	$7.28	($1.29)	($0.76)	$5.23

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,537,750
DILUTED				202,547,532
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$312,299	$279,593	$32,706
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	553,224	561,731	(8,507)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(98,244)	70,780	(169,024)
Asset write-offs, impairments, and related charges	—	744	(744)
Changes in working capital:
Receivables	272,533	122,987	149,546
Fuel inventory	(29,484)	14,795	(44,279)
Accounts payable	(339,963)	(283,175)	(56,788)
Taxes accrued	(66,717)	(79,941)	13,224
Interest accrued	30,627	32,862	(2,235)
Deferred fuel costs	442,598	(58,932)	501,530
Other working capital accounts	(67,971)	(95,033)	27,062
Changes in provisions for estimated losses	25	8,206	(8,181)
Changes in other regulatory assets	542,694	(1,424,270)	1,966,964
Changes in other regulatory liabilities	136,685	(250,358)	387,043
Effects of securitization on regulatory asset	(491,150)	1,491,942	(1,983,092)
Changes in pension and other postretirement liabilities	(64,088)	(101,641)	37,553
Other	(173,525)	247,676	(421,201)
Net cash flow provided by operating activities	959,543	537,966	421,577
INVESTING ACTIVITIES
Construction/capital expenditures	(1,175,657)	(1,501,578)	325,921
Allowance for equity funds used during construction	23,146	15,871	7,275
Nuclear fuel purchases	(90,809)	(83,326)	(7,483)
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	(3,904)	13,532	(17,436)
Payments to storm reserve escrow account	(4,196)	—	(4,196)
Increase in other investments	(3,462)	(11,862)	8,400
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	32,367	(32,367)
Proceeds from nuclear decommissioning trust fund sales	204,128	479,937	(275,809)
Investment in nuclear decommissioning trust funds	(232,837)	(505,989)	273,152
Net cash flow used in investing activities	(1,283,591)	(1,551,219)	267,628
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,614,522	2,553,369	(938,847)
Treasury stock	4,017	9,629	(5,612)
Retirement of long-term debt	(834,530)	(1,224,091)	389,561
Changes in credit borrowings and commercial paper - net	37,995	141,634	(103,639)
Proceeds from trust related to securitization	1,457,676	—	1,457,676
Other	21,490	1,382	20,108
Dividends paid:
Common stock	(226,194)	(205,058)	(21,136)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	2,070,396	1,272,285	798,111
Net increase in cash and cash equivalents	1,746,348	259,032	1,487,316
Cash and cash equivalents at beginning of period	224,164	442,559	(218,395)
Cash and cash equivalents at end of period	$1,970,512	$701,591	$1,268,921

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$215,082	$186,269	$28,813
Income taxes	$(5,352)	$(11,505)	$6,153

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,129,844	$1,059,168	$70,676
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,181,864	2,224,104	(42,240)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(216,178)	79,068	(295,246)
Asset write-offs, impairments, and related charges (credits)	(164,208)	261,065	(425,273)
Changes in working capital:
Receivables	(7,721)	91,048	(98,769)
Fuel inventory	(37,336)	6,276	(43,612)
Accounts payable	(158,801)	162,273	(321,074)
Taxes accrued	17,487	130,058	(112,571)
Interest accrued	1,878	26,000	(24,122)
Deferred fuel costs	107,784	(171,883)	279,667
Other working capital accounts	(130,173)	(105,334)	(24,839)
Changes in provisions for estimated losses	365,898	(16,584)	382,482
Changes in other regulatory assets	2,543,823	(2,050,887)	4,594,710
Changes in other regulatory liabilities	120,484	(192,263)	312,747
Effects of securitization on regulatory asset	(2,924,127)	1,491,942	(4,416,069)
Changes in pension and other postretirement liabilities	(661,708)	(832,075)	170,367
Other	838,257	726,268	111,989
Net cash flow provided by operating activities	3,007,067	2,888,244	118,823
INVESTING ACTIVITIES
Construction/capital expenditures	(4,739,205)	(6,036,771)	1,297,566
Allowance for equity funds used during construction	80,107	71,767	8,340
Nuclear fuel purchases	(231,096)	(201,922)	(29,174)
Payment for purchase of plant	(106,193)	(168,304)	62,111
Net proceeds from sale of plant	(1,195)	17,421	(18,616)
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	(1,922)	28,505	(30,427)
Payments to storm reserve escrow account	(1,498,244)	(15)	(1,498,229)
Receipts from storm reserve escrow account	1,125,279	38,900	1,086,379
Decrease (increase) in other investments	5,072	(22,040)	27,112
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	65,868	(65,868)
Proceeds from nuclear decommissioning trust fund sales	1,360,877	2,808,056	(1,447,179)
Investment in nuclear decommissioning trust funds	(1,435,749)	(2,828,517)	1,392,768
Net cash flow used in investing activities	(5,442,269)	(6,217,223)	774,954
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,080,988	7,185,554	(2,104,566)
Treasury stock	26,430	14,627	11,803
Common stock	852,555	200,776	651,779
Retirement of long-term debt	(5,606,342)	(4,705,746)	(900,596)
Changes in credit borrowings and commercial paper - net	(477,195)	315,182	(792,377)
Capital contributions from noncontrolling interests	24,702	51,202	(26,500)
Proceeds from trust related to securitization	4,621,248	—	4,621,248
Other	62,869	34,223	28,646
Dividends paid:
Common stock	(862,813)	(789,585)	(73,228)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	3,704,123	2,287,914	1,416,209
Net increase (decrease) in cash and cash equivalents	1,268,921	(1,041,065)	2,309,986
Cash and cash equivalents at beginning of period	701,591	1,742,656	(1,041,065)
Cash and cash equivalents at end of period	$1,970,512	$701,591	$1,268,921

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$930,697	$827,046	$103,651
Income taxes	$34,507	$77,857	$(43,350)